Exhibit 5.1




                                       MMB
                             M.& M. BOMCHIL ABOGADOS


Suipacha 268  piso 12                                    Tel.: (54 11) 4321-7500
C1008AAF Buenos Aires                                    Fax: (54 11) 4321 7555
Argentina                                                info@bomchil.com
                                                         www.bomchil.com


                         Direct dial: (54-11) 4321-7508
                       E-mail: rafael.manovil@bomchil.com

                                                                   July 30, 2004


Grupo Financiero Galicia S.A
Tte. Gral. Juan D. Peron 456
C1038 AAJ BUENOS AIRES

                                                                    O/R: 3487-07

Ladies and Gentlemen:

                          GRUPO FINANCIERO GALICIA S.A.
                         -----------------------------


               We have acted as special Argentine counsel for Grupo Financiero Galicia S.A. (the "Company"), a sociedad anonima organized under the laws of the Republic of Argentina, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form F-3 (the "Registration Statement") relating to the proposed resale of Class B Shares, par value Ps. 1.00, of the Company (the "Class B Shares") by certain selling shareholders to be named in the prospectus included in such Registration Statement (the "Prospectus") or a prospectus supplement thereto. The Class B Shares will be issued by the Company when the Company's convertible preferred shares are converted mandatorily into Class B Shares, on a one-for-one basis, either on May 13, 2005 or, before said date, in the event of a change of control of the Company.

               In rendering this opinion we have examined originals or copies certified or otherwise identified to our satisfaction of such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth.

               In our examination we have assumed, with your permission, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied to the extent that we deem such reliance proper, upon such certificates of officers of the Company with respect to the accuracy of material factual matter contained therein which were not independently established.

               Based upon the foregoing, we are of the opinion that:

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               1. The Company has been duly incorporated and is validly existing as a sociedad anonima under the laws of the Republic of Argentina.

               2. When issued, the Class B Shares to be resold pursuant to the Prospectus are duly authorized and, when sold and paid for as contemplated by the Prospectus, such Class B Shares will have been validly and legally issued and will be fully paid and non-assessable.

               We are qualified to practice law in the Republic of Argentina only and do not express any opinion herein, nor any opinion is to be implied, concerning any law other than the laws of the Republic of Argentina in force on the date hereof.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Commission. We also consent to the reference to us under the caption "Validity of the Securities" in the Prospectus included in the Registration Statement.

               The contents of this opinion may be relied upon by you as addressee. It may not be relied upon by other persons without prior written consent. This opinion is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters not referred to herein.

               Very truly yours,


                         Rafael Mariano Manovil